UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	20-1295171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Century Park East, Suite 1000 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2015, Samuel Lynn will cease serving as the Chief Financial Officer of Ritter Pharmaceuticals, Inc. (the “Company”). Ellen Mochizuki, Vice President, Finance of the Company, will serve as sole principal financial officer. The Company previously reported the hiring of Ms. Mochizuki effective September 18, 2015.

In connection with the transition from Mr. Lynn to Ms. Mochizuki, the Company has entered into a Letter of Agreement dated October 20, 2015 with Chord Advisors, LLC. Pursuant to the Letter of Agreement, Chord Advisors will provide technical financial accounting advisory services to the Company at an hourly rate for services, including $350 per hour for partners. Mr. Lynn is managing partner of Chord Advisors, LLC. The foregoing description of Letter of Agreement is a summary and is qualified in its entirety by the terms and conditions of the actual Letter of Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ MICHAEL D. STEP
Name: Michael D. Step Title: Chief Executive Officer

Date: October 26, 2015